Exhibit 21.1

NTELOS Holdings Corp. Subsidiaries

NTELOS Media Inc.	Virginia

NTELOS Cable, Inc.	Virginia

NTELOS Cable of Virginia, Inc.	Virginia

NTELOS Communications, Inc.	Virginia

NTELOS Communications Services Inc.	Virginia

NTELOS Cornerstone, Inc.	Virginia

NTELOS Inc.	Virginia

NTELOS Licenses Inc.	Virginia

NTELOS Network, Inc.	Virginia

NTELOS PCS, Inc.	Virginia

NTELOS Telephone Inc.	Virginia

NTELOS Telephone LLC	Virginia

NTELOS Net LLC	Virginia

NTELOS Netaccess Inc.	Virginia

NTELOS PCS North, Inc.	Virginia

NTELOS of West Virginia, Inc.	Virginia

NA Communications Inc.	Virginia

NH Licenses LLC	Virginia

R&B Cable, Inc.	Virginia

R&B Communications Inc.	Virginia

R&B Network, Inc.	Virginia

Richmond 20 MHz, LLC	Delaware

Roanoke and Botetourt Telephone Company	Virginia

Roanoke and Botetourt Network LLC	Virginia

R&B Telephone LLC	Virginia

The Beeper Company	Virginia

Valley Network Partnership	Virginia

Virginia Independent Telephone Alliance, LC	Virginia

Virginia PCS Alliance, LC	Virginia

Virginia RSA 6 LLC	Virginia

Virginia Telecommunications Partnership	Virginia

West Virginia PCS Alliance, LC	Virginia